UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 26, 2008
T3 MOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-150888	20-4987549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2990 Airway Avenue, Suite A
Costa Mesa, California	92660
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 619-3600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1

Forward Looking Statements
          This Form 8-K and other reports filed by T3 Motion, Inc. (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

          Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.
Item 1.01 Amendment of a Material Definitive Agreement
          The following discussion provides only a brief description of the document described below. The discussion is qualified in its entirety by the full text of the agreement, which are attached to this Current Report on Form 8-K as an exhibit.
Amendment of Promissory Note
          The Registrant issued to Immersive Media Corporation (“Lender”), a Promissory Note dated as of December 31, 2007 in the original promissory note amount of $2,000,000 (the “Note”). The Registrant and the Lender agreed to extend the maturity date the outstanding balance of $1,000,000 from December 31, 2007 to March 31, 2009
          In the event that the Registrant receives (i) $10,000,000 or more in a private placement financing or (ii) $15,000,000 or more in equity financing at any time after the date of this Amendment and prior to March 31, 2010, the Note shall become immediately due and payable.
          All interest accrued on the Note and Registrant’s payables to certain parties shall be repaid immediately after Registrant’s receipt of proceeds from a lender of a pending bridge debt financing (“Bridge Noteholder”).
          Lender shall receive warrants (“Warrants”) to purchase up to 250,000 shares of Registrant common stock, $0.001 par value per share (“Shares”), at $2.00 per Share, for extending the Note, in the manner described herein. The terms of the Warrants shall be substantially similar to the warrants to be issued by the Registrant in its next equity financing. Lender shall receive a Warrant to purchase 50,000 Shares if the Note is not repaid by March 31, 2009. For every month that the Note remains outstanding thereafter, the Lender shall receive an additional Warrant for 16,667 Shares (50,000 divided by 3).
          The Registrant shall notify Lender whenever it conducts an Equity Financing Offer. During the pendency of an Equity Financing Offer but prior to the earlier of (i) the closing of the securities pursuant to the Equity Financing Offer or (ii) withdrawal of such Equity Financing Offer to the applicable offerees, the Lender shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into the Registrant’s securities at the appropriate conversion rate.
          From the date hereof until the Note is satisfied, if in connection with an issuance of equity securities, the Registrant shall issue any equity securities entitling any person or entity to acquire shares of Common Stock at an effective price per share less than the Conversion Price, the Registrant shall decrease the Conversion Price with respect to the shares of Common Stock to such discounted price.
          Lender shall meet with Ki Nam and any other Registrant employees necessary to work on the joint venture to assist in populating mapping databases of South Korea using Lender’s camera technologies within 60 days of the date of this Amendment.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exh. No.	Description

10.1	Amendment to Promissory Note dated as of December 19, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 MOTION, INC.
(Registrant)
Date: December 31, 2008
/s/ Kelly Anderson

Kelly Anderson, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment to Promissory Note dated as of December 19, 2008.